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                                                                    Exhibit 99.1


                                                                   DRAFT  7/9/01
                             PITT-DES MOINES, INC.

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 Town Center One, 1450 Lake Robbins Drive, Suite 400, The Woodlands, TX 77380
                       281-765-4600   FAX: 281-765-4602

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                                 NEWS RELEASE
     For further information, contact: R. A. Byers, Vice President Finance


                             PDM COMPLETES SALE OF
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                        STEEL SERVICE CENTERS DIVISION
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     THE WOODLANDS, TX, JULY 9, 2001 -- Pitt-Des Moines, Inc. (AMEX: PDM)
announced today that it has completed the previously announced sale of its Steel Service Centers division to Reliance Steel & Aluminum Co. (NYSE: RS) in a transaction valued at $97.5 million, subject to certain post-closing adjustments. The Steel Service Centers division, which comprised substantially all of the Steel Distribution segment of PDM, had revenues of approximately $216.2 million in 2000.

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